Exhibit 3.21b

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NRG SOLAR IGUANA LLC”, CHANGING ITS NAME FROM “NRG SOLAR IGUANA LLC” TO “SOLAR IGUANA LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2018, AT 10:35 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5183154 8100	Authentication: 203662447
SR# 20187244342	Date: 10-23-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:  NRG Solar Iguana LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is: Solar Iguana LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22 day of October, A.D. 2018.

By:	/s/ Debbie Reyes
Authorized Person(s)

Name:	Debbie Reyes
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